UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐      Preliminary Information Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑      Definitive Information Statement

IMMEDIATEK, INC.
(Name of Registrant As Specified In Its Charter)

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT AND ANNUAL REPORT

IMMEDIATEK, INC.

3301 Airport Freeway, Suite 200

Bedford, Texas 76021

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholder:

You are receiving this notice pursuant to new Securities and Exchange Commission rules.  Our Information Statement is now posted on the Company’s website and it informs our stockholders that by written consent, dated April 17, 2014, the holders of 67.9% of our outstanding voting stock authorized or approved the following actions:

1.	The election of Robert Hart, Timothy M. Rice and Martin Woodall as directors for a one year term; and

2.	The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm.

The actions taken by the majority stockholders will not become effective until at least 40 days after the initial mailing of this notice, or June 9, 2014.  This communication presents only an overview of the more complete Information Statement and materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement and annual report to stockholders are available at: www.immediatek.com/ReportsandStatements.html.

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  In order to facilitate timely delivery, requests for paper or e-mail copies should be made no later than June 4, 2014.

If you prefer a paper copy of the Information Statement materials, you may request one by sending an e-mail to publicfilings@immediatek.com, calling 888-661-6565, or by making a request online at www.immediatek.com/ReportsandStatements.html.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.